UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 3, 2004

The Williams Companies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Williams Center, Tulsa, OK		74172
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	918-573-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

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Item 7.01. Regulation FD Disclosure.

On September 3, 2004, The Williams Companies, Inc. ("Williams") announced the expiration, as of 5:00 p.m. Eastern on September 2, 2004, of its cash tender offer and related consent solicitation relating to its 8 5/8 percent Senior Notes due 2010.

As of the expiration of the tender offer, approximately $793 million aggregate principal amount of notes, or approximately 99 percent, were validly tendered.

Williams has accepted for payment all notes validly tendered and not validly withdrawn pursuant to the tender offer.

In conjunction with the tendered notes and related consents, Williams paid premiums of approximately $135 million. As a result of the premiums, as well as related fees and expenses, Williams expects to record a pre-tax charge to earnings of approximately $155 million in the third quarter.

A copy of the press release announcing the same is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein.

Item 9.01. Financial Statements and Exhibits.

a) None
b) None
c) Exhibits

Exhibit 99.1 Copy of press release dated September 3, 2004, publicly reporting the matters discussed herein, furnished pursuant to Item 7.01.

The information in this Form 8-K and Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any such filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Williams Companies, Inc. (Registrant)

September 3, 2004	By:	Brian K. Shore

Name: Brian K. Shore
Title: Secretary

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Exhibit Index

Exhibit No.	Description

EX-99.1	Press Release dated September 3, 2004